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                                                                     EXHIBIT 5.1

                            NEAL, GERBER & EISENBERG
                      TWO NORTH LASALLE STREET, SUITE 2200
                            CHICAGO, ILLINOIS 60602

                                OCTOBER 28, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Ticketmaster Group, Inc.
    Registration Statement On Form S-1 (No. 333-12413)

Gentlemen:

We are counsel to Ticketmaster Group, Inc., an Illinois corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1 (No. 333-12413), and Amendment No. 1 thereto (the "Registration Statement"), relating to the proposed offering by the Company of up to 8,337,500 shares (inclusive of 1,887,500 shares that may be issued under the underwriters' over-allotment option) of the common stock, no par value per share (the "Common Stock"), of the Company.

As such counsel, we have examined the Registration Statement, and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations (a) of the Company and its officers and other representatives and (b) of public officials.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement to be issued by the Company and to be sold by the Company, when issued and delivered in accordance with the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.

                                          Very truly yours,

                                          /s/ NEAL, GERBER & EISENBERG
                                          Neal, Gerber & Eisenberg